                                                                    EXHIBIT 10.Q


                                  AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement dated the 30th day of September, 1993, as amended January 1, 2001, by and between PROVIDENT MUTUAL LIFE INSURANCE COMPANY (previously Provident Mutual Life Insurance Company of Philadelphia), and DREYFUS VARIABLE INVESTMENT FUND, and THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC. ("Agreement") is hereby amended as of May 1, 2002, to add "DREYFUS INVESTMENT PORTFOLIOS" as a party to the Agreement and as follows:

(1) Exhibit A is deleted in its entirety and replaced with the revised Exhibit A attached hereto.

(2)      Section 1.5 is deleted in its entirety and replaced with the following
         Section 1.5:

         1.5 "Contract" shall mean either a variable annuity contract or a variable life insurance policy that uses the Fund as an underlying investment medium. Individuals who participate under a group Contract are "Participants."

(3)      Section 1.11 is deleted in its entirety and replaced with the following
         Section 1.11:

         1.11 "Separate Account" shall mean the separate accounts of the Insurance Company listed on Exhibit B attached hereto, all of which are established by Insurance Company in accordance with the laws of the Commonwealth of Pennsylvania.

(4)      Section 2.1 is deleted in its entirety and replaced with the following
         Section 2.1:

         2.1 Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established the Separate Account pursuant to the Pennsylvania Insurance Code for the purpose of offering to the public certain individual variable life insurance policies or variable annuity contracts; and (c) it has registered the Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts.

(5)      Section 12.1 is deleted in its entirety and replaced with the following
         Section 12.1:

         12.1. Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

         Insurance Company:    Provident Mutual Life Insurance Company
                               Attention: Law Department
                               1000 Chesterbrook Boulevard
                               Berwyn, PA 19312-1181

         Fund:                 Dreyfus Variable Investment Fund
                               Attention: General Counsel
                               200 Park Avenue
                               New York, NY 10166
         with copies to:       Stroock & Stroock & Lavan
                               Attention:  Lewis G. Cole, Esq.,
                               Stuart H. Coleman, Esq.
                               7 Hanover Square
                               New York, NY 10004-2696

         Notice shall be deemed to be given on the date of receipt by the addressee as evidenced by the return receipt.

(6) A new Exhibit B is added to the Agreement and includes the name of each separate account and a list of products in which Dreyfus portfolios are offered.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                            PROVIDENT MUTUAL LIFE INSURANCE
                                            COMPANY

                                            By:  /s/ Alan F. Hinkle
                                                 ______________________________
                                                     Alan F. Hinkle
                                            Title:   Executive Vice President
                                                     and Chief Actuary


                                            DREYFUS SOCIALLY RESPONSIBLE GROWTH
                                            FUND, INC.


                                            By: /s/ Steven F. Newman
                                                _______________________________
                                                Steven F. Newman
                                            Title: Secretary



                                            DREYFUS VARIABLE INVESTMENT FUND


                                            By: /s/ Steven F. Newman
                                                _______________________________
                                                Steven F. Newman
                                            Title: Assistant Secretary



                                            DREYFUS INVESTMENT PORTFOLIOS


                                            By: /s/ Steven F. Newman
                                                _______________________________
                                                Steven F. Newman
                                            Title: Secretary

                                            Dated: May 1, 2002

                                    EXHIBIT A


Dreyfus Variable Investment Fund
       Growth and Income Portfolio - Initial Shares
       Appreciation Portfolio - Initial Shares

The Dreyfus Socially Responsible Growth Fund, Inc. - Initial Shares

Dreyfus Investment Portfolios
        Small Cap Stock Index Portfolio - Service Shares

                                    EXHIBIT B

                                                                           Products
                                                                           --------
                                                                                        1933 Act
Name of Separate Account                             Marketing Name                Registration No.
------------------------                             --------------                ----------------

Provident Mutual Variable Life                       OptionsPlus VLI                    33-42133
Separate Account (1940 Act                           Options Premier VLI                333-71763
Registration Number 811-4460)                        Survivor Options Elite VLI         333-82613
                                                     Survivor Options Premier VLI       333-84475
                                                     Survivor OptionsPlus VLI           33-55470
                                                     Special Product VLI                33-38463


The Provident Mutual Variable Annuity
Separate Account (1940 Act
Registration Number 811-7708)                        VIP Extra Credit VA                333-54990
                                                     VIP/2 VA                           33-70926